Exhibit 99.1

Revlon Announces Closing of 5.75% Senior Notes Exchange Offer

NEW YORK--(BUSINESS WIRE)—November 13, 2020--Revlon, Inc. (NYSE: REV) announced today the closing of its previously-announced exchange offer and consent solicitation (the “Exchange Offer and Consent Solicitation”) by Revlon Consumer Products Corporation, its direct wholly-owned operating subsidiary (the “Company”) that was made pursuant to the amended and restated offering memorandum and consent solicitation statement (the “Offering Memorandum”), dated October 23, 2020. In the Exchange Offer, the Company offered to exchange any and all its 5.75% Senior Notes due 2021 (the “Notes”) issued pursuant to that certain indenture, dated February 8, 2013, by and among the Company, the guarantor parties thereto and U.S. Bank, National Association, as trustee (as amended, supplemented or modified, the “Indenture”) for (i) the cash consideration or (ii) the Mixed Consideration, in each case as described in the Offering Memorandum.

In closing the Exchange Offer, the Company accepted for exchange $236 million in aggregate principal amount of the Notes and provided to the holders of those Notes the consideration specified in the Offering Memorandum.

In connection with the closing, the Company gave irrevocable notice under the Indenture that it is optionally redeeming, on December 14, 2020, the remaining $106.8 million in aggregate principal amount of the Notes that did not tender into the Exchange Offer at a price equal to 100% of their aggregate principal amount, together with interest accrued on such Notes to, but excluding, the date of redemption, in accordance with the terms of the Indenture.  As a result of such notice and the irrevocable deposit of funds with the Indenture trustee sufficient to effect such redemption, the Notes and the Indenture were discharged in full, effective as of November 13, 2020.

About Revlon

Revlon has developed a long-standing reputation as a color authority and beauty trendsetter in the world of color cosmetics and hair care.  Since its breakthrough launch of the first opaque nail enamel in 1932, Revlon has provided consumers with high quality product innovation, performance and sophisticated glamour.  In 2016, Revlon acquired the iconic Elizabeth Arden company and its portfolio of brands, including its leading designer, heritage and celebrity fragrances.  Today, Revlon’s diversified portfolio of brands is sold in approximately 150 countries around the world in most retail distribution channels, including prestige, salon, mass, and online.  Revlon is among the leading global beauty companies, with some of the world’s most iconic and desired brands and product offerings in color cosmetics, skin care, hair color, hair care and fragrances under brands such as Revlon, Revlon Professional, Elizabeth Arden, Almay, Mitchum, CND, American Crew, Creme of Nature, Cutex, Juicy Couture, Elizabeth Taylor, Britney Spears, Curve, John Varvatos, Christina Aguilera and AllSaints.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company’s ongoing obligations under the U.S. federal securities laws.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information.  Such forward-looking statements include, among other things, the Company’s expectations regarding future liquidity, cash flows, mandatory debt payments and other expenditures.  Actual results may differ materially from the Company’s forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments thereto, if any, filed with the SEC during 2019 and 2020 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com).  Factors other than those referred to above, such as continuing adverse impacts from the ongoing and prolonged COVID-19 pandemic, could also cause Revlon’s results to differ materially from expected results.  Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

Media:

Sloane & Company
Dan Zacchei / Joe Germani
dzacchei@sloanepr.com / jgermani@sloanepr.com